As filed with the Securities and Exchange Commission on September 8, 1998
 -----------------------------------------------------------------------------
                           Registration No. 333-59985

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM F-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                                 ALCATEL ALSTHOM
             (Exact name of registrant as specified in its charter)

        Republic of France                                   Inapplicable
        (State or other jurisdiction of                      (I.R.S. Employer
        incorporation or organization)                       Identification No.)

                                54, rue la Boetie
                               75008 Paris, France
          (Address of principal executive offices, including zip code)

                       ----------------------------------

 DSC Communications Corporation 1997 Non-Employee Directors Stock Option
                           and Restricted Stock Plan
  DSC Communications Corporation 1993 Non-Employee Directors Stock Option Plan DSC Communications Corporation 1993 Employee Stock Option and Securities
                                   Award Plan
         DSC Communications Corporation 1988 Employee Stock Option Plan
         DSC Communications Corporation 1984 Employee Stock Option Plan
                     Celcore, Inc. 1996 Stock Incentive Plan
                      Celcore, Inc. 1995 Stock Option Plan
                            (Full title of the plan)

                                 Krish A. Prabhu
                                    President
                          Alcatel Network Systems, Inc.
                              1225 North Alma Road
                          Richardson, Texas 75081-2206
                     (Name and address of agent for service)

                                 (972) 996-5000
          (Telephone number, including area code, of agent for service)


This Post-Effective Amendment No. 1 on Form S-8 to the Form F-4 Registration Statement of Alcatel Alsthom (the "Registrant") relates to 4,500,000 American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each ADS evidencing Ordinary Shares, Nominal Value 40FF each, of the Registrant deliverable to holders of options to purchase shares of common stock, par value $0.01 per share, of DSC Communications Corporation ("DSC"), which options were converted into options to purchase ADSs upon the effective time of the merger of Net Acquisition, Inc., a wholly-owned subsidiary of the Registrant, with and into DSC on September 4, 1998. The ADSs were originally registered on the Registrant's Registration Statement on Form F-4 to which this is an amendment; accordingly, the registration fee in respect of such ADSs was paid at the time of the original filing of the Registration Statement relating to such ADSs.

--------------------------------------------------------------------------------

                             INTRODUCTORY STATEMENT

     Alcatel Alsthom (the "Registrant") hereby amends its Registration Statement on Form F-4 (No. 333-55985) by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 4,500,000 American Depositary Shares ("ADSs") evidenced by American Depositary Receipts, each ADS representing Ordinary Shares, nominal value 40 French francs each, of the Registrant. The ADSs are deliverable upon the exercise of stock options granted under the plans identified on the cover page of this Post-Effective Amendment (the "Plans").

     On September 4, 1998, Net Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Registrant ("Newco"), was merged with and into DSC Communications Corporation, a Delaware corporation ("DSC"). As a result of such merger (the "Merger"), DSC has become a direct wholly-owned subsidiary of the Registrant and each outstanding share of common stock, par value $.01 per share, of DSC (the "DSC Common Stock") (other than shares held by DSC as treasury stock and shares owned by Newco immediately prior to the Merger) has been converted into 0.815 of an ADS. Pursuant to the Merger, each outstanding option granted pursuant to the Plans will no longer be exercisable for shares of DSC Common Stock, but, instead, will constitute an option to acquire ADSs on the same terms and conditions as were applicable under such option prior to the Merger, with the number of ADSs subject to such option and the exercise price thereof being adjusted to take account of the Merger.


                          =============================


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant, under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

                  (a) Annual Report on Form 20-F for the fiscal year ended December 31, 1997; and

                  (b) Report of Foreign Private Issuer on Form 6-K for the month of June 1998; and

                  (c) (i) the description of the Registrant's Ordinary Shares and the American Depositary Shares contained in the Registration Statement on Form 8-A (File No. 1-11130) (the "Form 8-A") filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) the description of the Ordinary Shares set forth under the headings "Description of Share Capital" and "Description of American Depositary Receipts" in the Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act, on April 10, 1992, which description is incorporated by reference in the Form 8-A, as such description is amended and updated by the information set forth under the headings "Description of Alcatel Shares" and "Description of Alcatel American Depositary Shares" contained in the Proxy Statement/Prospectus dated July 28, 1998 included in the Registrant's Registration Statement on Form F-4 (Registration No. 333-59985).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


     Item 4. Description of Securities.

     Not applicable.


     Item 5. Interests of Named Experts and Counsel.

     None.

     Item 6.  Indemnification of Directors and Officers.

     The Registrant maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity affiliated with the Registrant against any civil liability, loss or expense, other than liability arising out of wilful misconduct.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.


     Item 8. Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

              3.1 Statuts (Charter) of the Registrant (English translation) (previously filed as an exhibit to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1997 (filed with the Commission on June 25, 1998; File No. 1-11130) and incorporated herein by reference).

              3.2 Form of Amended and Restated Deposit Agreement, dated as of March 10, 1997, among the Registrant and The Bank of New York, a Depositary and the holders from time to time of the American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (previously filed as Exhibit A(1) to the Registrant's Registration Statement on Form F-6, dated February 21, 1997 (File No. 1-11103) and incorporated herein by reference).

              3.3 Agreement and Plan of Merger, dated as of June 3, 1998 by and among DSC Communications Corporation, the Registrant and Net Acquisition, Inc. (previously filed as Annex A to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form F-4 filed on July 28, 1998 (File No. 333-59985) and incorporated herein by reference).

              3.4 First Amendment to the Agreement and Plan of Merger, dated as of July 21, 1998 to the Agreement and Plan of Merger, dated as of June 3, 1998 by and among DSC Communications Corporation, the Registrant and Net Acquisition, Inc. (previously filed as Annex B to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form F-4 filed on July 28, 1998 F-4 (File No. 333-59985) and incorporated herein by reference).

              23.1     Consent of Arthur Andersen LLP.

     Item 9. Undertakings

                  (a) The undersigned Registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 (Post-Effective Amendment) to Form F-4 Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on September 8, 1998.



                                       ALCATEL ALSTHOM


                                       By:  /s/ Jean-Pierre Halbron
                                           -------------------------------
                                                 Jean-Pierre Halbron
                                           Senior Executive Vice President
                                              and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Jean-Pierre Halbron, as attorney-in-fact and agent, with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, and to file the Amendment No. 1 (Post-Effective Amendment) to Form F-4 Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of American Depositary Shares, American Depositary Receipts and/or the related Ordinary Shares of the Registrant and any and all amendments (including post-effective amendments) to the Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 8, 1998.

        Signature                               Title
        ---------                               -----

   /s/ Serge Tchuruk
--------------------------------
       Serge Tchuruk                         Chairman

   /s/ Jean-Pierre Halbron
--------------------------------
       Jean-Pierre Halbron                   Senior Executive Vice President
                                              and Chief Financial Officer

   /s/ Xavier de Mezerac
--------------------------------             Deputy Chief Financial Officer
       Xavier de Mezerac                      and Principal Accounting Officer

        Signature                             Title
        ---------                             -----

             *
--------------------------------
      Rand v. Araskog                        Director


--------------------------------
      Daniel Bernard                         Director

              *
--------------------------------
      Philippe Bissara                       Director


--------------------------------
      Guy Dejouany                           Director


--------------------------------
      Jacques Friedmann                      Director

              *
--------------------------------
      Noel Goutard                           Director

              *
--------------------------------
      Francois de Laage de Meux              Director


--------------------------------
      Pierre-Louis Lions                     Director

              *
--------------------------------
      Thierry de Loppinot                    Director


--------------------------------
      Paolo Cantarella                       Director

        Signature                             Title
        ---------                             -----


--------------------------------
      Ambroise Roux                          Director

              *
--------------------------------
      Bruno Vaillant                         Director

              *
--------------------------------
      Marc Vienot                            Director

              *
--------------------------------
      Helmut Werner                          Director


* By /s/ Jean-Pierre Halbron
     ---------------------------
         Jean-Pierre Halbron
          Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                     Description
-------                    -----------

3.1 Statuts (Charter) of the Registrant (English translation) (previously filed as an exhibit to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1997 (filed with the Commission on June 25, 1998; File No. 1-11130) and incorporated herein by reference).

3.2 Form of Amended and Restated Deposit Agreement, dated as of March 10, 1997, among the Registrant and The Bank of New York, a Depositary and the holders from time to time of the American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (previously filed as Exhibit A(1) to the Registrant's Registration Statement on Form F-6, dated February 21, 1997 (File No. 1-11103) and incorporated herein by reference).

3.3 Agreement and Plan of Merger, dated as of June 3, 1998 by and among DSC Communications Corporation, the Registrant and Net Acquisition, Inc. (previously filed as Annex A to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form F-4 filed on July 28, 1998 (File No. 333-59985) and incorporated herein by reference).

3.4 First Amendment to the Agreement and Plan of Merger, dated as of July 21, 1998 to the Agreement and Plan of Merger, dated as of June 3, 1998 by and among DSC Communications Corporation, the Registrant and Net Acquisition, Inc. (previously filed as Annex B to the Proxy Statement/ Prospectus included in the Registrant's Registration Statement on Form F-4 filed on July 28, 1998 F-4 (File No. 333-59985) and incorporated herein by reference).

23.1     Consent of Arthur Andersen LLP.